Exhibit 10.1

                        SHAREHOLDERS AGREEMENT
                     IN EVENT OF SHAREHOLDER DEATH

This Shareholders Agreement (this "Agreement") dated May, 18, 2005 is by and among HIA, Inc. (the "Company") and Carl J. Bentley, Alan C.This Shareholders Agreement (this "Agreement") dated May, 18, 2005 is
Bergold and Don Champlin (collectively, the "Shareholders" and each individually a "Shareholder").

RECITALS
Each Shareholder owns shares of common stock in the Company (together with the shares of common stock in the Company hereafter acquired by each Shareholder, the "Shares").

The Shareholders and the Company each desire to (i) impose restrictions on the transfer of the Shares, (ii) provide a method for purchasing the Shares of a deceased Shareholder and (iii) make provision for the adequate financing of such purchase.

AGREEMENT
Accordingly, in consideration of the premises, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders and the Company agree as follows:

                Section 1.	General Conditions on Transfers.

       No transfer of Shares shall be effective unless all of the conditions set forth below are satisfied:

   (a) Unless waived by the Company, the transferor delivers to the Company an opinion of counsel for the transferor satisfactory in form and substance to the Company to the effect that the transfer of the Shares is in compliance with the applicable federal and state securities laws, and a statement of the transferee in form and substance satisfactory to the Company making appropriate representations and warranties in respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

   (b) The transferee signs and delivers to the Company an agreement to be bound by this Agreement, which shall be reasonably satisfactory in form and substance to the Company; and

   (c) The transfer is in compliance with the other provisions of this Agreement.

                Section 2.	Security Interest.

Any sale of Shares upon foreclosure of a security interest shall be subject to all of the provisions of this Agreement applicable to any transfer, but the secured party shall be entitled to perform the obligations of the owner of the Shares in connection with any such sale.

                Section 3.	Purchase of Stock.

Upon the death of any Shareholder, the remaining Shareholders shall purchase, and the executor, administrator, surviving spouse, or other legal representative of the deceased Shareholder's estate (the "Legal Representative") shall sell, the Shares owned by the deceased Shareholder at the time of his death (the "Deceased's Shares"), on the terms and conditions set forth herein.

                Section 4.	Life Insurance.

   (a)	In order to fund a purchase of Shares upon the death of a
        Shareholder, each Shareholder has purchased the following life insurance policies on the lives of the other two Shareholders from various life insurance companies which are indicated below, (together with any policies subsequently issued on the lives of any of the Shareholders to replace any of the policies described below or issued in addition to the policies described below in the furtherance of this Agreement, the "Policies"). The existing Policies are as follows:

                 Policy
Owner            Number   Amount      Insured         Insurance Company
Carl J.Bentley 6717975   $2,500,000  Alan C.Bergold   Ohio National Life
Carl J.Bentley XP5506183 $2,150,000  Don Champlin     Jefferson Pilot
Alan C.Bergold JP5506179 $2,000,000  Carl J.Bentley   Jefferson Pilot
Alan C.Bergold XP5432644 $2,150,000  Don Champlin     Jefferson Pilot
Don Champlin   JP5505710 $2,000,000  Carl J.Bentley   Jefferson Pilot
Don Champlin   6716401   $2,500,000  Alan C.Bergold   Ohio National Life

   (b)	Each Shareholder is the owner and beneficiary of the Policies set forth next to his name above and during the term of this Agreement shall maintain such Policies free and clear of any liens, claims, encumbrances and other rights of third parties. Each Shareholder shall be responsible to make timely payment of a portion of each premium due on each Policy in an amount equal to such premium divided by the number of insured Shareholders living on the due date of such premium; provided, however, that if such premium is for a Policy insuring a deceased Shareholder for a time period prior to such Shareholder's death, the estate of such deceased Shareholder shall make timely payment of such Shareholder's portion of such premium. Upon request by an insured Shareholder, each other Shareholder shall furnish satisfactory proof of all such payments. In the event any Shareholder or the estate of a deceased Shareholder shall for any reason fail to pay any such amounts when due, each other Shareholder shall have the right to pay such amount and shall be entitled to reimbursement for any amounts so paid. Any refund issued on a premium shall be shared equally among the Shareholders and, if applicable, the estate of any deceased Shareholder.

   (c)	Each Policy shall require the insurance company to give notice to each Shareholder of any failure to pay any premium when due or any cancellation of such Policy. Within sixty (60) days after the date of this Agreement and within ten (10) days after the renewal date of each Policy, each Shareholder shall provide to each other Shareholder a certificate of coverage or other reasonably satisfactory evidence of compliance with this Section 6. In connection with the purchase of insurance by a Shareholder on the life of any other Shareholder, each insured Shareholder agrees to cooperate with the insuring Shareholder in meeting all requirements imposed by the insurer necessary to the issuance of such insurance.

                Section 5.	Insured's Option to Repurchase Policy.

Each surviving Shareholder shall have the right to purchase any Policy on his life from(a) the estate of a deceased Shareholder within 30 days after the Legal Representative of the deceased Shareholder has qualified to administer the estate, or (b) the other surviving Shareholders (i) within 30 days after such Shareholder transfers his Shares in accordance with Sections 1, 2 and 3 or (ii) within 30 days after this Agreement terminates under Section 15, by paying to such party an amount equal to the [interpolated terminal reserve of such Policy plus the unearned portion of any premiums which shall have been paid thereon determined in the manner required under Treas. Reg. '25.2512 6 or any successor provision.]

                Section 6.	Death of Any Shareholder.

   (a)	Upon the death of any Shareholder, each surviving Shareholder as beneficiary shall file a claim with the insurance company under the Policy issued with respect to the deceased Shareholder and shall collect the proceeds of such Policy (the "Proceeds

   (b)  The Deceased's Shares shall be purchased from the Legal
        Representative of the deceased Shareholder's estate as follows:

                             (1)	 No later than ten days after all
of the Proceeds with respect to such deceased Shareholder have been received by the surviving Shareholders, each surviving such Shareholder shall purchase a portion of the Deceased's Shares equal to the amount of Proceeds received by such Shareholder divided by the Purchase Price determined in Section 7.

                             (2)	If the aggregate number of the
Deceased's Shares is less than the aggregate number of the Deceased's Shares that all of the surviving Shareholders are entitled to purchase, the number of the Deceased's Shares that each surviving Shareholder shall purchase shall be reduced equally until the aggregate number of the Deceased's Shares that the surviving Shareholders shall purchase equals the aggregate number of the Deceased's Shares. The surplus Proceeds shall remain the property of the respective insuring Shareholder.

                             (3)	If the aggregate number of the
Deceased's Shares is greater than the aggregate number of the Deceased's Shares that the surviving Shareholders shall purchase with proceeds from insurance policies under Section 4 (a), the Company or the surviving Shareholders shall have the option to purchase from the deceased Shareholder's estate that number of the Deceased's Shares remaining after the purchase by each of the surviving Shareholders under Section 4 for an amount equal to the Purchase Price determined in Section 7 multiplied by the number of such remaining Shares. The company shall use the net proceeds of any key-man insurance policy covering the deceased shareholder's life, to first pay for any remaining shares. If the Company and/or the surviving Shareholders shall agree to purchase the remaining shares, they have the option to pay the deceased Shareholder's estate for those Shares in 120 monthly installments, the first such installment to be paid sixty days from the date of death of the Shareholder. Such installments shall be represented by a promissory note (the "Note") that shall bear interest at the rate of 6% per year. The Note shall contain a provision that in case of a failure to pay a monthly payment within 30 days of such payment's due date, Deceased's Legal Representative shall shall send Notice of non-payment to The Company, and the company shall have ten days to bring payments then due. Thirty days after notice of non-payment has been sent and no payments received by Deceased's
Estate, the Company shall return Deceased's Shares to the Deceased's Estate. The Company and/or the surviving Shareholders shall have the right at any time to accelerate the payment of the Note without penalty. The company shall have a first right of refusal to purchase the remaining shares, if the original option to purchase is not exercised within 5 years from the date of the stockholders death.

                             (4)	If any charges, liens or
encumbrances exist with respect to the Deceased's Shares, the buyer(s) of such Shares may, at its sole option, make payment in full of such charges, liens and encumbrances to obtain good and marketable title to such Shares, or assume the deceased Shareholder's obligations with respect to those charges, liens, or encumbrances and make payments with respect to them in accordance with the instruments or agreements giving rise to such charges, liens and encumbrances. Any such payments made to partially or fully discharge or assume such charges, liens and encumbrances shall serve to reduce the payments to be made by such buyer to the Legal Representative of the deceased Shareholder's estate for the purchase of the Deceased's Shares.

                Section 7.	Purchase Price.

The purchase price per share upon the death of any shareholder shall be the greater of $1.75 per share, or seven (7) times the previous fiscal year's audited profit, before taxes, directors/shareholders incentive bonuses and profit sharing/401K Company contributions divided by the outstanding common shares of HIA, Inc. stock, at the end of that fiscal year.

                Section 8.	Transfer of Stock.

Upon receipt by the Legal Representative Deceased Shareholder of the cash and proceeds as provided in Section 6, the Legal Representative shall properly endorse and deliver the certificates for the respective number of Shares purchased to each of the surviving Shareholders and the Company. The estate of the deceased Shareholder shall pay all United States documentary stamp taxes and all other state and federal taxes assessed as a result of the sale of the Shares. [Pursuant to
Section 6, paragraph (3), the certificates transferred to the Company or any surviving Shareholder under this paragraph shall be held by the time that the full amount of the Note has been paid.]

                Section 9.	Simultaneous Death.

If all Shareholders die simultaneously or under any circumstances where it cannot be determined which Shareholder died first, or if the death of all of the Shareholders occurs within such close proximity that the death of the remaining Shareholder occurs before the aggregate Purchase Price for all of the Shares owned by the other Shareholder(s) has been paid in accordance with this Agreement, then the estate of each deceased Shareholder shall retain the respective Shares, the Legal Representatives of the respective estates of the deceased Shareholders shall collect and retain the Proceeds of the respective Policies and any payments made with respect to any of the Shares shall be returned to the estate of the Shareholder that made such payments.

                Section 10.	Exercise of Rights by Shareholders.

None of the Shareholders shall be entitled to exercise any of the rights appurtenant to the Policies, such as the right to borrow on the Policies, change the beneficiary, assign, or any other right or privilege granted by the terms of the Policies.

               Section 11.	Terms of Policies to Govern.

The parties hereto expressly recognize that the insurance company issuing the Policies is not a party to this Agreement and shall not, as a condition precedent to the exercise of any of the rights granted by the terms of such Policies, insist on the performance of the terms of this Agreement. All obligations of the insurance company shall be limited and governed solely by the terms of the Policies.

               Section 12.	Termination.

This Agreement shall terminate and the Policies shall be released from the terms of this Agreement upon the occurrence of any of the following events:

   (a)	Insolvency of the Company or its failure to pay its debts as they mature, the appointment of a receiver for the Company or an adjudication declaring the Company to be bankrupt;

   (b)	A merger, consolidation or other reorganization involving the
        Company and another entity pursuant to which all the Shares are exchanged for or converted into shares of stock of another entity which are unrestricted and readily tradeable on an established securities market;

   (c)	Dissolution or the termination of the existence of the Company;

   (d)	Execution of a written agreement terminating this Agreement by the Company and each Shareholder;

   (e)	Execution of a written agreement by any two Shareholders, where the termination of this Agreement is effective as of the expiration date of the Policies hereunder;

   (f)	When there is but one Shareholder bound by the terms of this
        Agreement and all of the Deceased's Shares have been purchased in accordance with this Agreement.

               Section 13.	Acts Upon Termination.

Upon the termination of this Agreement, each surviving Shareholder shall surrender his respective certificates of Shares to the Company and shall be entitled to receive new certificates in lieu thereof for an equal number of Shares without the endorsement set forth in Section 12.

               Section 14.	Remedies for Enforcement of Agreement.

The Shareholders and the Company each recognize that irreparable damage might result from a breach of this Agreement and hereby agree that the parties to this Agreement shall have the right to an injunction to prevent any breach of the terms of this Agreement or to specific performance to enforce compliance with any agreement or covenant contained herein. Such remedies shall be cumulative and in addition to any rights or remedies which may otherwise be available to any party by law.

               Section 15.	Arbitration.

Except as provided in Section 17, any dispute arising under this Agreement shall be submitted to binding arbitration in Denver, Colorado. The arbitration shall be conducted under the auspices of the Judicial Arbiter Group or another arbitral body selected by the parties. The prevailing party in any arbitration shall be entitled to recover, in addition to any other relief awarded by the arbitrator, its reasonable costs and expenses of preparing for and participating in the arbitration, including attorneys' fees and arbitrator's fees. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate.

               Section 16.	Miscellaneous.

   (a)	Entire Agreement/Amendment.  This Agreement constitutes the
        entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the transactions and matters contemplated hereby. This Agreement may be amended only by a writing signed by the Company and each of the Shareholders.

   (b)	Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, personal representatives and permitted assigns.

   (c)	No Assignment.  This Agreement may not be assigned by a party without the prior written consent of all other parties.

   (d)	Governing Law.  This Agreement shall be governed  by and
        interpreted in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

   (e)	Notices.  All notices required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be sent by facsimile, hand delivery or reputable overnight courier. The facsimile numbers and addresses of the parties set forth on the signature page to this Agreement shall be used for the delivery of notices unless and until a party changes its facsimile number or address for such purposes by notice to the other parties. Each such notice shall be effective (i) if given by facsimile, when transmission of the facsimile is confirmed by the sender's facsimile machine, (ii) if given by hand delivery, when actually received, or (iii) if given by reputable overnight courier, one business day after being delivered to the courier.

   (f)	Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument. The signatures of the parties on this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

   (g)	Severability.  The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof.

   (h)	Headings; Terms.  The section headings contained in this
        Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
        Defined terms shall have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All references to "Sections" are to sections of this Agreement unless indicated otherwise.

        IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be executed as of the date first above written.


HIA, Inc.
By:

Name:____________________________________

Title:___________________________________





__/s/CARL J. BENTLEY      Date: MAY 18, 2005
CARL J. BENTLEY
Address:_____________________________________________________________


__/s/ALAN C. BERGOLD      Date: MAY 18, 2005
ALAN C. BERGOLD
Address:_____________________________________________________________


__/s/DON CHAMPLIN         Date: MAY 18, 2005
DON CHAMPLIN
Address:_____________________________________________________________